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                                                                    Exhibit 32.1

                        WESTCOAST HOSPITALITY CORPORATION
              CERTIFICATION PURSUANT TO EXCHANGE ACT RULE 13a-14(b)

     In connection with the quarterly report WestCoast Hospitality Corporation (the "Company") on Form 10-Q for the three months ending March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned, who are jointly performing the functions of the principal executive officer of the Company, certifies, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

May 11, 2004

/s/ John M. Taffin
------------------
Executive Vice President, Hotel Operations
(co-principal executive officer)

/s/ Peter P. Hausback
---------------------
Vice President, Chief Financial Officer
(co-principal executive officer)

/s/ Thomas L. McKeirnan
-----------------------
Vice President, General Counsel and Secretary
(co-principal executive officer)

/s/ David M. Bell
-----------------
Senior Vice President, Project Development
(co-principal executive officer)

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